                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                 AAIPHARMA INC.
             (Exact name of registrant, as specified in its charter)

            Delaware                                             04-2687849
(State or other jurisdiction of                              (I.R.S. Employer)
 incorporation or organization)                             Identification No.)

                           2320 Scientific Park Drive
                        Wilmington, North Carolina 28405
                    (Address of principal executive officers)

                              ---------------------

                      AAIPHARMA INC. 1997 STOCK OPTION PLAN

           AAIPHARMA INC. 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                              ---------------------

                               Gregory S. Bentley
             Executive Vice President, Secretary and General Counsel
                                 aaiPharma Inc.
                           2320 Scientific Park Drive
                        Wilmington, North Carolina 28405
                     (Name and address of agent for service)
                                 (910) 254-7000
          (Telephone number, including area code, of agent for service)

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                                       Proposed maximum     Amount of
                                             Amount to          Proposed maximum          aggregate       registration
  Title of securities to be registered     be registered    offering price per Unit     offering price         fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value              2,500,000 (1)           $19.32(2)             $48,300,000(2)     $4,443.60
======================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of Common Stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(2) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Shares on May 20, 2002 as reported on the NASDAQ National Market System.

================================================================================

                       PART II INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by the Corporation are incorporated by reference into this registration statement:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (b) The Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 2001;

         (c) The Corporation's Current Reports on Form 8-K filed on January 14, 2002, January 24, 2002, March 11, 2002, April 2, 2002, and May 3, 2002 and the
Corporation's amended Current Reports on Form 8-K/A filed on March 8, 2002, March 11, 2002, April 12, 2002, May 23, 2002 and May 24, 2002;

         (d) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of its latest fiscal year, as amended; and

         (e) The description of securities contained in the Corporation's registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those set forth above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) thereof or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. In addition, Section 145(e) provides that expenses (including attorneys' fees) incurred by an officer or director in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by Section 145. Moreover, Section 145(j) provides that the indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of its directors for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock purchase or redemption which was illegal, or obtaining an improper personal benefit and no such provision may limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

ITEM 8.  EXHIBITS.

         See the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

         The Corporation hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Corporation certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina on May 23, 2002.

                                        AAIPHARMA INC.

                                        By: /s/ Albert N. Cavagnaro
                                            -----------------------------------
                                            Albert N. Cavagnaro
                                            Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                TITLE                        DATE
               ----------                -----                        ----


/s/ Frederick D. Sancilio, Ph.D.  Chairman of the Board,           May 23, 2002
--------------------------------  President, Chief Executive
Frederick D. Sancilio, Ph.D.*     Officer and Director
                                  (Principal Executive Officer)


/s/ William L. Ginna, Jr.         Executive Vice President and     May 23, 2002
--------------------------------  Chief Financial Officer
William L. Ginna, Jr.


/s/ John D. Hogan                 Controller                       May 23, 2002
--------------------------------  (Principal Accounting Officer)
John D. Hogan


/s/ William H. Underwood          Executive Vice President         May 23, 2002
--------------------------------  and Director
William H. Underwood*


/s/ John E. Avery                 Director                         May 23, 2002
--------------------------------
John E. Avery*


/s/ Joseph H. Gleberman           Director                         May 23, 2002
--------------------------------
Joseph H. Gleberman*


/s/ Kurt M. Landgraf              Director                         May 23, 2002
--------------------------------
Kurt M. Landgraf*


/s/ James G. Martin, Ph.D.        Director                         May 23, 2002
--------------------------------
James G. Martin, Ph.D.*


/s/ Richard G. Morrison Ph.D.     Director                         May 23, 2002
--------------------------------
Richard G. Morrison Ph.D.*


/s/ John M. Ryan                  Director                         May 23, 2002
--------------------------------
John M. Ryan*


/s/ James L. Waters               Director                         May 23, 2002
--------------------------------
James L. Waters*


* By: /s/ Albert N. Cavagnaro
      --------------------------------------
      (Albert N. Cavagnaro, Attorney-in-Fact)

                                  EXHIBIT INDEX

Exhibit Number                           Description
--------------                           -----------

     4.4 Restated Certificate of Incorporation of the Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

     4.5 Amended By-laws of the Corporation (incorporated by reference to Exhibit 3.3 to the Corporation's Quarterly Report on
                 Form 10-Q for the quarter ended June 30, 2000)

     4.6 Specimen Certificates for shares of Common Stock, $.001 par value, of the Corporation (incorporated by reference to Exhibit 4.3 to the Corporation's Registration Statement on Form S-1 (Registration No. 333-5535))

     5           Opinion of Robinson, Bradshaw & Hinson, P.A.

    23.1         Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                 Exhibit 5)

    23.2         Consent of Ernst & Young LLP (Raleigh, North Carolina)

    23.3         Consent of Ernst & Young LLP (Indianapolis, Indiana)

    23.4         Consent of PricewaterhouseCoopers LLP

    23.5         Consent of KPMG LLP

    24.1         Power of Attorney of John E. Avery

    24.2         Power of Attorney of Joseph H. Gleberman

    24.3         Power of Attorney of Kurt M. Landgraf

    24.4         Power of Attorney of James G. Martin

    24.5         Power of Attorney of Richard G. Morrison

    24.6         Power of Attorney of John M. Ryan

    24.7         Power of Attorney of William H. Underwood

    24.8         Power of Attorney of James L. Waters

    24.9         Power of Attorney of Frederick D. Sancilio, Ph.D.